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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to incorporation by reference in the registration statement on Form S-1 of Ariba, Inc. of our report dated April 22, 1999, relating to the consolidated balance sheets of Ariba, Inc. and subsidiaries as of September 30, 1997 and 1998 and the related consolidated statements of operations and other comprehensive income (loss), stockholders' equity, and cash flows for each of the years then ended, which report appears in the registration statement (No. 333-76953) on Form S-1 of Ariba, Inc.

                                          KPMG LLP

Mountain View, California
June 21, 1999